Exhibit 99.1

PRESS RELEASE For Immediate Release	Contact: Richard P. Smith President & CEO (530) 898-0300
TRICO BANCSHARES ANNOUNCES QUARTERLY RESULTS
CHICO, Calif. — (January 26, 2011) — TriCo Bancshares (NASDAQ: TCBK) (the “Company”), parent company of Tri Counties Bank (the “Bank”), today announced a quarterly earnings of $3,126,000 for the quarter ended December 31, 2010. This compares with earnings of $2,313,000 the Company reported for the quarter ended December 31, 2009. Diluted earnings per share for the quarter ended December 31, 2010 was $0.20 compared to diluted earnings per share of $0.14 for the quarter ended December 31, 2009. Diluted earnings per share for the year ended December 31, 2010 and 2009 were $0.37 and $0.62, respectively, on earnings of $6,005,000 and $9,962,000, respectively.
Included in the Company’s results for the three and twelve month periods ended December 31, 2010 is the acquisition of the banking operations of Granite Community Bank (“Granite”), Granite Bay, California from the FDIC under a whole bank purchase and assumption agreement with loss sharing on May 28, 2010 by Tri Counties Bank. The assets acquired and liabilities assumed in the Granite acquisition have been accounted for under the acquisition method of accounting (formerly the purchase method). The acquired loan portfolio and foreclosed assets are referred to as “covered loans” and “covered foreclosed assets”, respectively. Collectively these balances are referred to as “covered assets”.
Total assets of the Company increased $19,269,000 (0.9%) to $2,189,789,000 at December 31, 2010 from $2,170,520,000 at December 31, 2009. Total loans of the Company decreased $80,640,000 (5.4%) to $1,419,571,000 at December 31, 2010 from $1,500,211,000 at December 31, 2009. The decrease in loans is net of $64,802,000 of loans acquired in the Granite acquisition. Total deposits of the Company increased $23,661,000 (1.3%) to $1,852,173,000 at December 31, 2010 from $1,828,512,000 at December 31, 2009. The increase in deposits is net of $95,001,000 of deposits acquired in the Granite acquisition on May 28, 2010, and a $70,000,000 decrease in certificates of deposit issued to the State of California during the fourth quarter of 2010.
The following is a summary of the components of net income for the periods indicated (dollars in thousands):

	Three months ended
	December 31,
	2010	2009

Net Interest Income	$22,591	$22,469
Provision for loan losses	(8,144)	(7,800)
Noninterest income	9,881	7,925
Noninterest expense	(19,470)	(19,528)
Benefit (provision) for income taxes	(1,732)	(753)

Net income	$3,126	$2,313

Net interest income for the three months ended December 31, 2010 was $22,591,000, an increase of $122,000 or 0.5% compared to the same period in 2009. The increase in net interest income was attributable to a $119,488,000 or 6.0% increase in the average balance of total interest-earning assets that was partially offset by a decrease in fully tax-equivalent (FTE) net interest margin to 4.30% during the three months ended December 31, 2010 from 4.55% during the year-ago quarter. The decrease FTE net interest margin was mainly due to a change in the mix of interest-earning assets, with average loan balances decreasing and other categories of lower yielding assets increasing.

The following table details the components of the net interest income and net interest margin on a fully tax-equivalent (FTE) basis for the three months ended December 31, 2010 and 2009:

	Quarter ended December 31, 2010			Quarter ended December 31, 2009
	Average		Yield/	Average		Yield/
(Dollars in thousands)	Balance	Income	Rate	Balance	Income	Rate
Assets:
Loans	$1,443,603	$23,070	6.39%	$1,508,472	$24,356	6.46%
Securities	297,971	2,391	3.21%	232,881	2,745	4.71%
Cash at Fed and other banks	$365,925	252	0.28%	$246,658	154	0.25%

Total earning assets	$2,107,499	25,713	4.88%	1,988,011	27,255	5.48%

Other assets	127,972			147,611

Total assets	2,235,471			2,135,622

Liabilities and shareholders’ equity:
Interest-bearing demand deposits	$393,356	$459	0.47%	$339,924	$709	0.83%
Savings deposits	580,451	449	0.31%	484,638	762	0.63%
Time deposits	515,809	1,200	0.93%	597,091	2,254	1.51%
Junior sub debt	41,238	320	3.10%	41,238	319	3.09%
Other borrowings	63,040	608	3.86%	69,593	617	3.55%

Total interest-bearing liabilities	$1,593,894	3,036	0.76%	1,532,484	4,661	1.22%

Noninterest-bearing deposits	405,390			362,618
Other liabilities	32,475			35,264
Shareholders’ equity	203,712			205,256

Total liabilities and shareholders’ equity	$2,235,471			$2,135,622

Net interest rate spread			4.12%			4.27%

Net interest income/net interest margin (FTE)		$22,677	4.30%		$22,594	4.55%

FTE adjustment		(86)			(125)

Net interest income before FTE adjustment		$22,591			$22,469

The provision for loan losses was $8,144,000 for the three months ended December 31, 2010, compared to $7,800,000 for the three months ended December 31, 2009. The increases in the provision for loan losses for the three months ended December 31, 2010 as compared to the same period in 2009 was primarily the result of changes in the make-up of the loan portfolio and the Bank’s loss factors in reaction to increased losses in the construction, commercial real estate, commercial & industrial (C&I), home equity and auto indirect loan portfolios. Management re-evaluates its loss ratios and assumptions quarterly and makes changes as appropriate based upon, among other things, changes in loss rates experienced, collateral support for underlying loans, changes and trends in the economy, and changes in the loan mix. Included in the provision for loan losses for the three months ended December 31, 2010 is $1,394,000 related to loans covered under FDIC loss sharing agreements that was substantially offset by a $1,294,000 increase in the FDIC loss-share indemnification asset recorded in noninterest income.

Noninterest income for the three months ended December 31, 2010 was $9,881,000, an increase of $1,956,000, or 24.7%, as compared to the same period in 2009. The following table presents the key components of noninterest income for the three months ended December 31, 2010 and 2009:

	Three months ended December 31,
			Change	Change
(dollars in thousands)	2010	2009	Amount	Percent

Service charges on deposit accounts	$3,510	$4,153	$(643)	(15.5%)
ATM fees and interchange revenue	1,601	1,317	284	21.6%
Other service fees	378	402	(24)	(6.0%)

Mortgage servicing fees	358	306	52	17.0%
Change in value of mortgage servicing rights	198	(235)	433
Gain on sale of loans	1,394	673	721	107.1%

Commissions on sale of nondeposit investment products	342	271	71	26.2%)
Increase in cash value of life insurance	569	1,059	(490)	(46.3%)
Gain (loss) on disposition of foreclosed assets	156	—	156
Change in FDIC loss-share indemnification asset	1,294	—	1,294
Other noninterest income	81	(21)	102

Total noninterest income	$9,881	$7,925	$1,956	24.7%

The decrease in service charges in the three months ended December 31, 2010 over the same period in 2009 is mainly due to new overdraft regulations that became effective on July 1, 2010 and caused a decrease in non-sufficient funds fees. ATM fees and interchange revenue increased due to increased customer point-of-sale transactions that are the result of incentives for such usage. Other service fees increase mainly due to increased loan servicing fees from higher balances of loans being serviced. Change in value of mortgage servicing rights increased primarily due to increased residential mortgage rates at the end of the quarter that are expected to decrease the pace of future mortgage refinancing that in turn increase the value of mortgage servicing rights. Gain on sale of loans increased due to increased mortgage refinancing activity when compared to prior year similar periods. The reduction in increase in cash value of life insurance is primarily due to unusually high earnings rates from such insurance policies during the fourth quarter of 2009. The large contribution from change in FDIC loss-share is due to increased actual and estimated losses related to loans covered under FDIC loss sharing agreements that occurred during the fourth quarter of 2010.

Noninterest expense for the three months ended December 31, 2010 was $19,470,000, a decrease of $58,000, or 0.3%, as compared to the same period in 2009. The following table presents the key components of noninterest expense for the three months ended December 31, 2010 and 2009:

	Three months ended
	December 31,		Change	Change
(dollars in thousands)	2010	2009	Amount	Percent

Salaries and benefits expense:
Base salaries net of deferred origination costs	$7,160	$7,031	$129	1.8%
Incentive compensation expense	478	308	170	55.2%
Benefits and other compensation costs	2,434	2,350	84	3.6%

Total salaries and benefits expense	10,072	9,689	383	4.0%

Other noninterest expense:
Equipment and data processing	1,613	1,804	(191)	(10.6%)
Occupancy	1,457	1,276	181	14.2%
Advertising	702	706	(4)	(0.6%)
ATM network charges	475	687	(212)	(30.9%)
Telecommunications	456	496	(40)	(8.1%)
Professional fees	387	571	(184)	(32.2%)
Courier service	222	221	1	0.5%
Postage	217	226	(9)	(4.0%)
Intangible amortization	85	65	20	30.8%
Operational losses	103	90	13	14.4%
Assessments	833	1,465	(632)	(43.1%)
Change in reserve for unfunded commitments	(200)	—	(200)
Provision for foreclosed asset losses	336	33	303	918.2%
Foreclosed assets expense	601	100	501	501.0%
Other	2,111	2,099	12	0.6%

Total other noninterest expense	$9,398	9,839	(441)	(4.5%)

Total noninterest expense	$19,470	$19,528	($58)	(0.3%)

Average full time equivalent employees	677	658	19	2.9%
Salaries and related benefits increased $383,000, or 4.0% in the three months ending December 31, 2010, as compared to the same period in the prior year. The increase was due to very low incentive compensation in all product lines during the fourth quarter of 2009, and a 2.9% percent increase in average full time equivalent staff, primarily in new branches and loan collection functions. Equipment expense decreased due to reduced equipment purchases and some equipment reaching full depreciation. Occupancy expense increased for the three months ended December 31, 2010, as compared to the same period in the prior year, primarily due to four new branch openings, one each in the third and fourth quarters of 2009 and one each in the first and second quarters of 2010, and three branches and one admin facility acquired in the Granite acquisition on May 28, 2010. The increases in provision for foreclosed asset losses and foreclosed assets expense is due to additional value deterioration of such foreclosed assets and associated operating and maintenance expenses.
For the three months ended December 31, 2010, the Company recorded an income tax expense of $1,732,000. This tax expense represents 35.7% of the $4,858,000 net income before tax recorded for the three months ended December 31, 2010. The effective tax rate for the three month period ended December 31, 2009 was 24.6%. The provision or benefit for income taxes for all periods presented is primarily attributable to the respective level of earnings and the incidence of allowable deductions, particularly from increase in cash value of life insurance, tax-exempt loans and state and municipal securities.
In addition to the historical information contained herein, this press release may contain certain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. The reader of this press release should understand that all such forward-looking statements are subject to various uncertainties and risks that could affect their outcome. The Company’s actual results could differ materially from those suggested by such forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, variances in the actual versus projected growth in assets, return on assets, interest rate fluctuations, economic conditions in the Company’s primary market area, demand for loans, regulatory and accounting changes, loan losses, expenses, rates charged on loans and earned on securities investments, rates paid on deposits, competition effects, fee and other noninterest income earned as well as other factors detailed in the Company’s reports filed with the Securities and Exchange Commission which are incorporated herein by reference, including the Form 10-K for the year ended December 31, 2009. These reports and this entire press release should be read to put such forward-looking statements in context and to gain a more complete understanding of the uncertainties and risks involved in the Company’s business. Any forward-looking statement may turn out to be wrong and cannot be guaranteed. The Company does not intend to update any of the forward-looking statements after the date of this release.
TriCo Bancshares and Tri Counties Bank are headquartered in Chico, California. Tri Counties Bank has a 35-year history in the banking industry. It operates 34 traditional branch locations and 27 in-store branch locations in 23 California counties. Tri Counties Bank offers financial services and provides a diversified line of products and services to consumers and businesses, which include demand, savings and time deposits, consumer finance, online banking, mortgage lending, and commercial banking throughout its market area. It operates a network of 69 ATMs and a 24-hour, seven days-a-week telephone customer service center. Brokerage services are provided by the Bank’s investment services affiliate, Raymond James Financial Services, Inc. For further information please visit the Tri Counties Bank web site at http://www.tricountiesbank.com.

TRICO BANCSHARES — CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands, except share data)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009

Statement of Income Data
Interest income	$25,627	$27,233	$25,776	$25,936	$27,130
Interest expense	3,036	3,497	3,642	3,958	4,661
Net interest income	$22,591	23,736	22,134	21,978	22,469
Provision for loan losses	8,144	10,814	10,000	8,500	7,800
Noninterest income:
Service charges and fees	6,045	5,237	6,082	5,735	5,943
Other income	3,836	1,926	2,022	1,812	1,982
Total noninterest income	9,881	7,163	8,104	7,547	7,925
Noninterest expense:
Base salaries net of deferred loan origination costs	$7,160	7,131	6,990	6,974	7,031
Incentive compensation expense	478	294	526	546	308
Employee benefits and other compensation expense	2,434	2,473	2,469	2,630	2,350
Total salaries and benefits expense	10,072	9,898	9,985	10,150	9,689
Other noninterest expense	9,398	10,626	8,423	8,653	9,839
Total noninterest expense	19,470	20,524	18,408	18,803	19,528
Income (loss) before taxes	$4,858	(439)	1,830	2,222	3,066
Net income	$3,126	$1	$1,320	$1,558	$2,313
Share Data
Basic earnings per share	$0.20	$0.00	$0.08	$0.10	$0.15
Diluted earnings per share	$0.20	$0.00	$0.08	$0.10	$0.14
Book value per common share	$12.64	$12.66	$12.76	$12.63	$12.71
Tangible book value per common share	$11.62	$11.64	$11.74	$11.63	$11.71
Shares outstanding	15,860,138	15,860,138	15,860,138	15,860,138	15,787,753
Weighted average shares	15,860,138	15,860,138	15,860,138	15,822,789	15,787,753
Weighted average diluted shares	16,009,538	15,972,826	16,107,909	16,073,875	16,012,078
Credit Quality
Nonperforming loans	$75,987	$84,983	$72,708	$70,284	$49,871
Guaranteed portion of nonperforming loans(2)	3,937	4,131	4,674	4,853	4,975
Foreclosed assets, net of allowance	9,913	11,172	9,945	5,579	3,726
Loans charged-off	6,040	11,163	8,424	8,101	7,258
Loans recovered	1,698	689	513	468	380
Allowance for losses to total loans(1)	3.18%	2.86%	2.75%	2.75%	2.62%
Allowance for losses to NPLs(1)	59%	49%	57%	57%	78%
Allowance for losses to NPAs(1)	53%	43%	50%	53%	73%
Selected Financial Ratios
Return on average total assets	0.56%	0.00%	0.24%	0.29%	0.43%
Return on average equity	6.14%	0.00%	2.61%	3.05%	4.51%
Average yield on loans	6.39%	6.61%	6.20%	6.21%	6.46%
Average yield on interest-earning assets	4.88%	5.31%	5.13%	5.19%	5.48%
Average rate on interest-bearing liabilities	0.76%	0.87%	0.92%	1.02%	1.22%
Net interest margin (fully tax-equivalent)	4.30%	4.63%	4.41%	4.40%	4.55%

(1)	Allowance for losses includes allowance for loan losses and reserve for unfunded commitments.

(2)	Portion of nonperforming loans guaranteed by the U.S. Government, including its agencies and its government-sponsored agencies.

TRICO BANCSHARES — CONSOLIDATED FINANCIAL DATA
(Unaudited. Dollars in thousands)

	Three months ended
	December 31,	September 30,	June 30,	March 31,	December 31,
	2010	2010	2010	2010	2009

Balance Sheet Data
Cash and due from banks	$371,066	$398,191	$322,644	$308,664	$346,589
Securities, available-for-sale	277,271	250,012	275,783	292,065	211,622
Federal Home Loan Bank Stock	9,133	9,157	9,523	9,274	9,274
Loans held for sale	4,988	9,455	4,153	3,384	4,641
Loans:
Commercial loans	141,902	149,743	162,898	147,988	163,181
Consumer loans	423,238	436,597	434,943	444,831	458,083
Real estate mortgage loans	807,482	821,562	860,615	810,386	815,375
Real estate construction loans	46,949	44,890	42,484	48,600	58,931
Total loans, gross	1,419,571	1,452,792	1,500,940	1,451,805	1,495,570
Allowance for loan losses	(42,571)	(38,770)	(38,430)	(36,340)	(35,473)
Foreclosed assets	9,913	11,172	9,945	5,579	3,726
Premises and equipment	19,120	18,947	19,001	19,178	18,742
Cash value of life insurance	50,541	49,972	49,546	49,120	48,694
Goodwill	15,519	15,519	15,519	15,519	15,519
Intangible assets	580	665	750	260	325
Mortgage servicing rights	4,605	3,905	4,033	4,310	4,089
FDIC indemnification asset	5,640	5,098	7,515	—	—
Accrued interest receivable	7,131	7,318	7,472	7,715	7,763
Other assets	37,282	36,185	36,251	39,054	39,439
Total assets	2,189,789	2,229,618	2,224,645	2,169,587	2,170,520
Deposits:
Noninterest-bearing demand deposits	424,070	389,315	386,617	378,695	377,334
Interest-bearing demand deposits	395,413	383,859	383,578	375,313	359,179
Savings deposits	585,845	577,603	552,616	533,115	511,671
Time certificates	446,845	537,764	567,138	546,174	580,328
Total deposits	1,852,173	1,888,541	1,889,949	1,833,297	1,828,512
Accrued interest payable	2,151	2,368	2,487	3,064	3,614
Reserve for unfunded commitments	2,640	2,840	2,840	3,640	3,640
Other liabilities	29,170	26,721	25,257	27,112	26,114
Other borrowings	62,020	67,182	60,452	60,952	66,753
Junior subordinated debt	41,238	41,238	41,238	41,238	41,238
Total liabilities	1,989,392	2,028,890	2,022,223	1,969,303	1,969,871
Total shareholders’ equity	200,397	200,728	202,422	200,284	200,649
Accumulated other comprehensive gain (loss)	1,310	3,606	4,132	2,053	2,278
Average loans	1,443,603	1,481,497	1,463,473	1,469,685	1,508,472
Average interest-earning assets	2,107,499	2,060,108	2,019,684	2,008,896	1,988,011
Average total assets	2,235,471	2,237,670	2,191,660	2,169,138	2,135,622
Average deposits	1,895,006	1,893,677	1,849,118	1,825,190	1,784,271
Average total equity	$203,712	$205,324	$203,528	$204,200	$205,256
Total risk based capital ratio	14.2%	13.8%	13.6%	13.5%	13.4%
Tier 1 capital ratio	12.9%	12.6%	12.3%	12.3%	12.1%
Tier 1 leverage ratio	10.0%	9.9%	10.2%	10.3%	10.5%
Tangible capital ratio	8.5%	8.3%	8.4%	8.6%	8.6%